Town & Country corporation Letterhead

November 4, 1994

RE: EXCHANGEABLE PREFERRED, CUSIP NO. 892027 30 1
[FORMAL][FIRST_NAME][LAST_NAME]
[TITLE]
[COMPANY]
[ADDRESS]
[CITY],[STATE][ZIP]
RE:  EXCHANGEABLE PREFERRED CUSIP NO. 892027 30 1

Dear [FORMAL.][LAST_NAME.]

Town & Country Corporation ("Town & Country" or the "Company") has reached the conclusion that the demands of its business are such that it must substantially reduce its involvement with Little Switzerland, Inc. ("Little Switzerland"). In order to permit us to do this, however, it is necessary for Twon & Country to reduce its exposure to the financial and market performance of Little Switzerland.

In light of this, Town & Country has determined to make the following offer to you and other accredited investors (the "Holders") who hold shares of Town & Country's Exchangeable Preferred Stock (the "Exchangeable Preferred"), CUSIP No. 892027 30 1, who Town & Country believes hold a majority of the 2,533,255 shares of Exchangeable Preferred outstanding. This offer supersedes any and all previous offers.

The offer-To exchange one (1) share of Exchangeable Preferred for one (1) share of Little Switzerland Common Stock (the "LS Common") and as an inducement to participate in this offer, Town & country will also issue one
(1) share of New Convertible Preferred Stock ("the New Convertible Preferred") for each share of Exchangeable Preferred tendered under the following conditions:

a) At least 1,660,000 (subject to reduction if we determine it is in Town & Country's best interest to proceed at a smaller number) shares of Exchangeable Preferred must be committed for Exchange pursuant to the procedures outlined below on November 4, 1994 (the "Minimum Exchange Amount").

b) Each Holder must commit to exchange all shares of Exchangeable Preferred held by such Holder.

The following is a description of the New Convertible Preferred:

> Maturity:         Perpetual
> Stated Value:     Variable:
                    *4 $6.00 per share, if Minimum Exchange Amount
                    *4 $6.50 per share, if maximum number of shares
                       is exchanged (2,075,000 shares)
                    *Variable value per share between $6.00 and
                       $6.50 when number of shares is between Minimum Exchange Amount and maximum exchanged.

Page 2

>Dividend            *6% Payable in cash, semi-annually, if allowed
                         by the Company's Indentures and Agreements
                         or P.I.K., if prohibited.
>Preference:         Junior to existing Exchangeable Preferred
>Conversion          *2 shares of Town & Country Class A Common
                         (the "T&C Common") for each share of New
                         Convertible Preferred.
                     *4 At option of the Company when the market
                         value of T&C Common is at least 50% of the
                         stated value of the New Convertible Preferred.
                     *Any time at the option of the Holder
>Voting              Based on underlying T&C Common
>Redemption:         At the option of the Company:
                     *During the second year @ 104% of stated value
                     *During the third year @ 102% of stated value
                     *Thereafter, @ 100% of stated value
>Registration
  Rights:            The Company will register the underlying T&C
                       Common.
Other                No cash distribution or dividends payable to
                       T&C Common unless the New Convertible
                       Preferred has been redeemed or exchanged.
                       Holder will have the right to a similar position in the new or surviving entity if the Company is acquired or there is a merger in which the Company is not the surviving entity (same provision as in the existing Exchangeable Preferred).

If you have not already received a package, under separate cover I will send to you a copy of Town & Country's Annual Report to Stockholders for the fiscal year ended February 27, 2994, a Form 10-K for such fiscal year, Form 10-Q's for the quarters ended May 29, 1994, and August 28, 1994, and a proxy statement for its 1994 Annual Meeting of Stockholders which was held on July 21, 1994.

By signing this letter you represent and agree as follows:

1. You are an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act of 1933, as amended.

2. This offer has not been publicly made or disclosed. To the extent that its existence constitutes material non-public information, you acknowledge that you are aware of the obligations of a person having material non-public information with respect to an issuer when purchasing or selling securities of such issuer.

3. Upon your receipt from Town & country of written notification that the Minimum Exchange Amount has been reached, you agree on November 4, 1994, that you will cause the record holder of the shares of Exchangeable Preferred of which you are the beneficial owner to comply with the procedures for submitting your shares of Exchangeable Preferred to Baybank, N.A. (the "Trustee") set forth in the certificate of designation for the Exchangeable Preferred.

4. Set forth below is the number of shares of Exchangeable Preferred of which you are the beneficial owner and, if different, the name and address of the nominee holder of such shares.

Page 3

When Town & Country has received commitments from Holders aggregating to the Minimum Exchange Amount, Town & Country will issue to you that number of shares of New Convertible Preferred to which you may be entitled pursuant to the terms of this letter on or before November 23, 1994.

We will advise you immediately upon our receiving commitments from Holders aggregating to the Minimum Exchange Amount.

Please feel free to call me should you have any questions about this offer.

Please acknowledge your acceptance of the offer contained in this letter and your acceptance of its terms and conditions by signing below and returning the enclosed copy of this letter to my attention at Towne & Country Corporation, 25 Union street, Chelsea, Massachusetts 02150, and transmitting a facsimile copy hereof to 617-889-6707.

Very truly yours,

TOWN & COUNTRY CORPORATION

By:_______________________
    Francis X. Correra
    Senior Vice President

sdb

ACCEPTED AND AGREED:

By: ______________________
Name:
Title:
Organization:
We hold __________shares of Exchangeable Preferred which we
commit to exchange on the terms described herein. The name and address of the nominee holder of such shares is:
_________________________________________________________________
_________________________________________________________________
Dated:,___________________________ 1994